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Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-90784) and Form S-8 (Registration Nos. 333-44680 and 333-50498) of ServiceWare Technologies, Inc. of our report dated January 29, 2003 except for Note 1 and Note 19, as to which date is March 31, 2003 relating to the financial statements, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 31, 2003